UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 28, 2016

Date of Report (date of earliest event reported)

 Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, the Board of Directors (the “Board”) of Cutera, Inc. (the “Company”), approved the following:

I.	Appointment of Chairman of the Board

The Board appointed J. Daniel Plants as Chairman of the Board effective immediately until his successor is duly elected and qualified. In connection with his appointment, Mr. Plants will receive compensation at the rate of $50,000 per year, effective from October 28, 2016, for his service as Chairman of the Board. As a result of this appointment, the Board eliminated the lead independent director position effective as of the same date.

II.	Equity Compensation Awards

The Board, upon recommendation from its Compensation Committee, approved the following equity compensation awards for our Named Executive Officer, Ronald J. Santilli, our Interim Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), and David A. Gollnick, a founder and a member of the Board who is also presently providing consulting services to the Company.

Name	Position	Restricted Stock Unit Awards - Shares (1)(3)	Performance Stock Unit Awards - Shares (2)(3)	Grant Date Fair Value of Equity Awards(3)
Ronald J. Santilli	Interim CEO and CFO	8,526	8,526	$228,497
David A. Gollnick	Director	6,500	—	$87,100

(1)

The Restricted Stock Unit (“RSU”) awards vest monthly over a period of three years on each anniversary of the vesting commencement date of August 15, 2016, subject to the recipient continuing to provide service to the Company.

(2)

The number of awarded to the recipient will result in a varying number of shares of common stock that may be paid out on the vest date of March 15, 2017, based on the achievement of three performance goals at targets that were pre-determined by the Board and subject to the recipient continuing to provide service to the Company. See Form 8-K filed with the Securities and Exchange Commission on February 11, 2016 for details of the performance goals.

(3)	The grant date fair value of each RSU and PSU award was based on a per share price of the Company’s stock on October 28, 2016 of $13.40 per unit.

III.	Compensation for CEO Search Committee

On October 28, 2016, the Board approved monthly cash compensation for J. Daniel Plants and Clint H. Severson, each in the amount of $4,000, as compensation for their services as members of the CEO Search Committee (the “Search Committee”). The Board approved monthly cash compensation for Gregory Barrett in the amount of $8,000, as compensation for his service as chairman of the Search Committee. The cash compensation will be paid retroactive to August 15, 2016, when the Search Committee was established, through the date of hire of a permanent President and CEO.

IV.	Decrease in Board Size

The Board decreased the size of the Board from eight (8) to seven (7) members by eliminating the existing Class I vacancy on the Board resulting from the previously announced resignation of Kevin P. Connors from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: November 3, 2016	/s/ Ronald J. Santilli
Ronald J. Santilli
Interim Chief Executive Officer and Chief Financial Officer